1947K/WPAWestern Pacific Airlines
                                                   (CONFIDENTIALITY REQUESTED)

CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-21 AS
INDICATED BY "(XXX)"


                           PRODUCT ASSURANCE DOCUMENT

                                     between

                               THE BOEING COMPANY

                                       and

                         WESTERN PACIFIC AIRLINES, INC.





                   Exhibit B to Purchase Agreement Number 1947


P.A. No. 1947                          B
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


P.A. No. 1947
K/WPA


                       PRODUCT ASSURANCE DOCUMENT NO. 1947

                                      Dated

                                   Relating to

                          BOEING MODEL 737-300 AIRCRAFT




             This Product Assurance Document is Exhibit B to and forms a part of Purchase Agreement No. 1947 between The Boeing Company (Boeing) and Western Pacific Airlines, Inc. (Buyer) relating to the purchase of Boeing Model 737-300 aircraft. This Product Assurance Document consists of the following parts:


             PART A               Boeing Warranty

             PART B               Warranty Repairs and Modifications by
                                  Buyer

             PART C               Boeing Service Life Policy

             PART D               Boeing Indemnity Against Patent
                                  Infringement

             PART D-1             Boeing Indemnity Against Copyright
                                  Infringement

             PART E               Supplier Warranties and Patent
                                  Indemnities

             PART F               Engine Manufacturer Warranties

             PART G               Boeing Interface Commitment

             PART H               General



P.A. No. 1947                          B
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                                     PART A

                                 BOEING WARRANTY


1.           Warranties.

             Subject to the exceptions set forth herein, Boeing warrants that, at the time of delivery, each Aircraft, including all installed systems, accessories, equipment and parts, will:

             1.1 conform to the Detail Specification, as it may be changed pursuant to this Agreement, except such portions stated to be estimates, approximations, design objectives, or design criteria, or described as not guaranteed;

             1.2 be free from defects in material and workmanship, including process of manufacture; and

             1.3 be free from defects in design, including selection of (i) materials and (ii) process of manufacture, in view of the state of the art at the time of design.

             For purposes of this Boeing Warranty, nonconformance with the Detail Specification, defects in material or workmanship and defects in design may hereinafter be called "defects" or a "defect", and the term "system", "accessory", "equipment" or "part" may hereinafter be called "item" or "items."

2.           Exceptions.

             The warranties above will not apply to BFE. The warranty above covering material and workmanship and the warranty above covering design will not apply to Engines or to any other item purchased by Boeing but not manufactured to Boeing's detailed design. However, any defect in the Boeing workmanship installing such BFE, Engines or other items in an Aircraft will constitute a defect in workmanship.

3.           Survival of Warranties.

             Neither the warranty of conformance to the Detail Specification applicable to Engines and other items purchased by Boeing but not manufactured to Boeing's detailed design, nor any Performance Guarantees, will

P.A. No. 1947                          B
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



survive delivery of the Aircraft. The remaining warranties set forth herein will survive delivery of the Aircraft, subject to the limitations and conditions set forth herein.

4.           Warranty Periods and Claims.

             4.1         The warranty periods are:

                         4.1.1       As to a defect in conformance to the
Detail Specification, [XX] months after delivery of each Aircraft, and

                         4.1.2       As to a defect in material, workmanship
or design in any item, [XX] months after delivery of each Aircraft in which such item was initially installed.

             4.2  Boeing's  Product   Assurance   Regional  Manager  at  Renton,
Washington must receive the warranty claim in writing at the earliest practicable time after the defect becomes apparent but in no event later than 90 days after expiration of the applicable warranty period.

             4.3 Such warranty claim must include the data set forth below and, if reasonably requested by Boeing, reasonable evidence that the claimed defect did not result from any act or omission of Buyer.

                         4.3.1       Identity of the item or Aircraft  involved,
including Boeing part number, serial number if applicable, nomenclature and the quantity claimed to be defective;

                         4.3.2       Identity  of  the  Aircraft  on  which  the
claimed item was installed as original equipment;

                         4.3.3       Date the  claimed  defect  became  apparent
which will be the date such defect was discovered by Buyer or the warranty date set forth in a Boeing service bulletin or service letter, whichever date occurs first; and

                         4.3.4       Description   of  the  claimed  defect  and
circumstances, including Boeing service bulletin or Boeing service letter number if claim involves a service bulletin or letter.

             4.4 Upon completion of Boeing's warranty claim investigation, including examination of any item or Aircraft returned to Boeing, Boeing will provide a written disposition of its warranty claim findings to Buyer. In the event Boeing must reject Buyer's warranty claim, Boeing will

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



provide reasonable substantiation of such rejection in its disposition.

5.           Remedies.

             Buyer's remedies under this Boeing Warranty are as follows:

             5.1 As to a defect in conformance to the Detail Specification, the correction at Boeing's expense of such defect; provided, however, that Boeing will not be obligated to correct any defect that has no material adverse effect on the maintenance, use or operation of the Aircraft. The warranty period for the corrected item will be the unexpired warranty period for the defective item.

             5.2 As to a defect in material or workmanship, (i) the repair at Boeing's expense of such defect or, (ii) at Boeing's option, the replacement of such item with a similar item free from defect or the issuance of a credit memorandum to reimburse Buyer for a spare part previously purchased from Boeing as the replacement for such defective item. The warranty period for either correction will be the unexpired warranty period for the defective item.

             5.3 As to a defect in design, the correction at Boeing's expense of such defect. The warranty period for such correction is 18 months from receipt by Buyer of corrective material or the end of the original design warranty period for the defective item, whichever is later.

             5.4 Boeing will issue a credit memorandum to reimburse Buyer at the Warranty Labor Rate for the direct labor hours required for removal from the Aircraft of a defective item and the reinstallation in the Aircraft of the corrected item.

6.           Returned Items.

             Unless otherwise provided in this Agreement, the Aircraft or item claimed to be defective must be returned to Boeing as soon as practicable. Buyer may also provide specific technical repair or correction instructions with such return. The absence of such instructions will evidence Buyer's authorization for Boeing to proceed using Boeing information and data. The following criteria will apply with respect to return of Aircraft or items to Boeing:

             6.1         As to Aircraft:


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





                         6.1.1       An Aircraft may be returned only if

                                     6.1.1.1  substantially  all the  work to be
performed by Boeing is covered by this Boeing Warranty, and

                                     6.1.1.2  Buyer does not have the capability
to perform, nor is it practical for Boeing personnel to perform, the warranty work away from Boeing's facilities.

                         6.1.2       All  warranty  work  will be  performed  at
Boeing's expense, with reasonable efforts to minimize Aircraft out-of-service time. In addition, Boeing will reimburse Buyer by issuing a credit memorandum for the cost of fuel, oil and landing fees incurred in ferrying the Aircraft to Boeing's facilities and in ferrying the Aircraft back to Buyer's facilities. Buyer will minimize the length of both ferry flights.

                         6.1.3       Any  nonwarranty  work  performed by Boeing
will be paid for by Buyer at Boeing's then-standard rates.

                         6.1.4       A  separate  agreement  based  on  Boeing's
then-standard form will be entered into to cover the return of and work on such Aircraft.

             6.2         As to any system, accessory, equipment or part:

                         6.2.1       All  warranty  work  will be  performed  at
Boeing's expense, with reasonable efforts to minimize out-of-service time for items returned.

                         6.2.2       Boeing's  turnaround-time   objectives  for
repair or replacement are: 10 working days for avionic and electronic items and 30 working days for other items when corrected at Boeing's facilities, or 40 working days when corrected at the facilities of a Boeing subcontractor. Turnaround time starts the date Boeing receives the returned item, together with Buyer's warranty claim describing the work, and ends the date of shipment by Boeing of such item. If a turnaround-time objective is not achieved and a resultant critical parts shortage is experienced by Buyer, and Buyer has procured spare parts for such item in accordance with the Boeing Recommended Spare Parts List, Boeing will, upon request from Buyer, either:


P.A. No. 1947                          B
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





                                     6.2.2.1  expedite repair or replacement  of
the item or

                                     6.2.2.2  provide  a  similar  item   on   a
no-charge loan or no-charge lease basis until the repaired or replaced item is provided to Buyer.

                         6.2.3       The freight  charge for  shipment to Boeing
Boeing of any item will be paid by Buyer; however, Boeing will reimburse Buyer by issuing a credit memorandum for such charge for any item determined to be defective under this Boeing Warranty. The freight charge for the return shipment to Buyer of any such defective item which has been repaired, replaced or corrected pursuant to this Boeing Warranty will be paid by Boeing.

             6.3 Title to and risk of loss of any Aircraft or item returned to Boeing will at all times remain with Buyer and/or any other owner of such Aircraft or item, except that at the time Boeing ships a replacement item to Buyer, title to and risk of loss (i) for the returned item will pass to Boeing and (ii) for the replacement item will pass to Buyer. While Boeing has care, custody and control of an Aircraft or item, Boeing will have only such liabilities as a bailee for mutual benefit would have, but will not be liable for loss of use.

7.           Nonrepairable Items.

             Buyer may scrap any defective nonrepairable item having a then-current Boeing spare part selling price of [XXXX] or less and make a claim for a replacement item. For a defective nonrepairable item having a then-current Boeing spare part selling price greater than [XXXX], an authorized Boeing representative must confirm the nonrepairability of any such item. Buyer's claim for an item with a spare part selling price exceeding [XXXX] must include such confirmation.

8.           Reimbursement for Certain Inspection Labor Costs.

             8.1 In addition to the remedies set forth in this Boeing Warranty, Boeing will reimburse Buyer by issuing a credit memorandum at the Warranty Labor Rate for the direct labor hours expended by Buyer in performing inspections of the Aircraft to determine whether or not a covered defect exists in any system, accessory, equipment or part manufactured to Boeing's detailed design, provided that:


P.A. No. 1947                          B
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


                         8.1.1       such   inspections  are  recommended  by  a
Boeing service bulletin or service letter issued by Boeing within 36 months after delivery of such Aircraft, and

                         8.1.2       such  reimbursement  will not  apply to any
inspections performed as an alternative to accomplishing corrective action when such corrective action is available to Buyer at the time such inspections are performed.

             8.2 If a covered defect is determined to exist as a result of the foregoing inspections, the remedies under this Boeing warranty will apply to Aircraft or items in warranty as of the warranty date set forth in the applicable Boeing service bulletin or service letter or the date the defect was discovered by Buyer, whichever date occurs first.

9.           Wear and Tear.

             Normal wear and tear and the need for regular maintenance and overhaul will not constitute a defect.

10.          Disclaimer and Release; Exclusion of Liabilities.

             This Part A and the rights and remedies of Buyer and obligations of Boeing herein are subject to the Disclaimer and Release and Exclusion of Consequential and Other Damages provisions of Article 12 of this Agreement.

11.          Buyer's Indemnification of Boeing.

             The provisions of Part E, "Buyer's Indemnification of Boeing and Insurance" of Exhibit C, will apply to all warranty work performed by Boeing hereunder in accordance with Buyer's specific technical repair or correction instructions, to the extent any legal liability of Boeing is based upon the content of such instructions.


P.A. No. 1947                          B
K/WPA                                 A-6

                                     PART B

                   WARRANTY REPAIRS AND MODIFICATIONS BY BUYER


1.           General.

             To expedite the return to service of any defective Aircraft or systems, accessories, equipment and parts (items) that Boeing is obligated to correct under the Boeing Warranty, repairs and modifications may, at Buyer's option, be performed by Buyer (work) and charged to Boeing, subject to the following:

2.           Scope.

             This option applies only to items manufactured to Boeing's detailed design. The warranty and notice periods and all other conditions and limitations applicable to the Boeing Warranty apply to this option.

3.           Repairs and Modifications.

             All work will be performed in accordance with Boeing's written instructions, using parts and materials as may be furnished by Boeing and/or Boeing approved parts and materials as may be furnished by Buyer.

4.           Claims for Reimbursement.

             Buyer's claim for reimbursement must be submitted in writing to Boeing promptly after completion of the work. Such claim must include the data set forth in paragraph 4.3 of Part A of this Exhibit B and the following:

             4.1         Description of the work performed by Buyer;

             4.2         Date work was completed by Buyer;

             4.3 Itemized account of the direct labor hours expended in performing the work; and

             4.4 Itemized account of the direct materials incorporated in the work.


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





5.           Reimbursement.

             Upon approval of Buyer's claim for reimbursement, Boeing will reimburse Buyer by issuing a credit memorandum as follows:

             5.1         Direct Labor.

                         At the Warranty Labor Rate  specified  herein for labor
hours expended by Buyer's direct labor employees in performing the work, including removal, disassembly, inspection, bench testing, reassembly, final inspection, and reinstallation, but not to exceed Boeing's estimate of required labor hours, and excluding time for overhaul.

             5.2         Direct Materials.

                         At the invoice  cost to Buyer for all direct  materials
incorporated in the work, excluding (i) materials used for overhaul, (ii) materials furnished by Boeing at no charge, (iii) materials which exceed Boeing's estimate of required materials, and (iv) allowances for handling, overhead, taxes, customs duties and the like.

             5.3         Warranty Labor Rate.

                         The  Warranty  Labor Rate is [XXXX] per hour or [X]% of
Buyer's average direct hourly labor rate, whichever is greater. For this purpose, "average direct hourly labor rate" is defined as the average hourly rate (excluding all fringe benefits, premium-time allowances, social charges, business taxes and the like) paid by Buyer to Buyer's employees whose jobs are directly related to the performance of the work. Prior to or concurrently with submittal of Buyer's first claim for labor reimbursement, Buyer will notify Boeing of Buyer's then-current average direct hourly labor rate, and thereafter notify Boeing of any material change in such rate. Boeing may require data from Buyer to substantiate such rates.

             5.4         Limitation.

                         The total  reimbursement  with  respect  to the  direct
labor and direct materials incorporated in the work, will not exceed 65% of Boeing's then-current sales price for the item unless a greater percentage is established for a particular item by written agreement between Boeing and Buyer.


P.A. No. 1947                          B
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





All claims for reimbursement will be subject to audit by Boeing. Boeing will promptly notify Buyer of Boeing's disposition of each claim submitted hereunder.

6.           Replaced Parts.

             If component parts of any assembly are replaced by Buyer, the replaced parts will be tagged with the assembly part number, the serial number and the warranty claim number and retained for a period of 60 days following the date of submittal of Buyer's claim, so as to be made available for Boeing's inspection. Such parts may be scrapped after such 60-day period.


P.A. No. 1947                          B
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






                                     PART C

                           BOEING SERVICE LIFE POLICY


1.           Definitions.

             1.1 "Airframe Component" means any of the primary structural elements of the wing, fuselage, or vertical or horizontal stabilizer set forth in Attachment A hereto and installed in an Aircraft at the time of delivery.

             1.2 "Landing Gear Component" means any of the primary structural elements of the landing gear set forth in Attachment A and installed in an Aircraft at the time of delivery.

             1.3 "Spare Component" means any component set forth in Attachment A that was furnished to Buyer pursuant to this Policy or purchased by Buyer from Boeing as a spare part.

             1.4 "Covered Component" means an Airframe Component, a Landing Gear Component or a Spare Component.

             1.5         "Failure"  means  any  breakage  or defect in a Covered
Component.

             1.6 "Failed Component" means a Covered Component in which a Failure has occurred.

2.           Service Life Policy.

             If a Failure occurs in any Covered Component within the following periods, Boeing will promptly, at a price calculated pursuant to this Policy, either (i) design and furnish to Buyer materials required to correct the Failed Component (excluding industry standard parts) or (ii) furnish to Buyer a replacement Covered Component:

             2.1 As to any Airframe Component or Landing Gear Component, within 12 years after delivery of the Aircraft in which such component was initially installed; or

             2.2 As to any Spare Component, within 12 years after delivery of such Spare Component, or within 12 years after delivery by Boeing of the last new Model 737 aircraft to Buyer, whichever first expires.


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3.           Price.

             The price that Buyer will pay for the correction or replacement of a Failed Component will be calculated pursuant to the following formula:

                         P =         CT
                                     --
                                     144

             where:

             P =         price to Buyer

             C = Boeing spare parts sales price at time of correction or replacement

             T = total age in months of the Failed Component from the date of delivery to Buyer to the date of Failure.

4.           Conditions and Limitations.

             Boeing's obligations under this Policy are conditioned upon the following:

             4.1 Buyer must notify Boeing of the Failure within three months after it becomes apparent to Buyer.

             4.2 Buyer must provide reasonable evidence that the claimed Failure is covered by this Policy and if requested by Boeing, that such Failure was not the result of (i) the breakage of or a defect in a component not covered by this Policy, (ii) an extrinsic force, (iii) an act or omission of Buyer, or (iv) operation or maintenance contrary to applicable regulations or Boeing's instructions.

             4.3 If return of a Failed Component is practicable and requested by Boeing, Buyer will return such Failed Component to Boeing at Boeing's expense.

             4.4 Buyer's rights and remedies under this Policy are limited to the receipt of corrective materials or replacement components at prices calculated in accordance with this Policy.


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





5.           Disclaimer and Release; Exclusion of Liabilities.

             This Part C and the rights and remedies of Buyer and the obligations of Boeing herein are subject to the Disclaimer and Release and Exclusion of Consequential and Other Damages provisions of Article 12 of this Agreement.


P.A. No. 1947                         B
K/WPA                                C-3

Attachment A to
Part C



                  COVERED AIRFRAME AND LANDING GEAR COMPONENTS


1.           Wing.

             (a) Upper and lower skins and stiffeners between the forward and rear wing spars.

             (b)         Wing spar webs, chords and stiffeners.

             (c)         Inspar wing ribs.

             (d)         Inspar splice plates and fittings.

             (e)         Main landing gear support structure.

             (f) Wing center section floor beams, lower beams and spanwise beams, but not the seat tracks attached to floor beams.

             (g) Engine strut support fittings attached directly to wing primary structure.

             (h)         Wing-to-body structural attachments.

             (i) Support structure in the wing for spoilers and spoiler actuators; for aileron hinges and reaction links; and for leading edge devices and trailing edge flaps.

             (j)         Trailing edge flap tracks and carriages.

             (k)         Aileron,  leading  edge device and  trailing  edge flap
                         internal,   fixed   attachment  and  actuator   support
                         structure.

2.           Body.

             (a) External surface skins and doublers, longitudinal stiffeners, longerons and circumferential rings and frames between the forward pressure bulkhead and the vertical stabilizer rear spar bulkhead and structural support and enclosure for the APU but excluding all system components and related installation and connecting devices, insulation, lining, and decorative panels and related installation and connecting devices.

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K/WPA                                C-A-1

Attachment A to
Part C



             (b) Window and windshield structure but excluding the windows and windshields.

             (c)         Fixed  attachment  structure  of the  passenger  doors,
                         cargo doors and emergency exits, excluding door mechanisms and movable hinge components. Sills and frames around the body openings for the passenger doors, cargo doors and emergency exits, excluding scuff plates and pressure seals.

             (d) Nose wheel well structure, including the wheel well walls, pressure deck, bulkheads, and gear support structure.

             (e) Main gear wheel well structure including pressure deck and landing gear beam support structure.

             (f) Floor beams and support posts in the control cab and passenger cabin area, but excluding seat tracks.

             (g)         Forward and aft pressure bulkheads.

             (h)         Keel structure between the wing front spar bulkhead and
                         the  main  gear  wheel  well  aft  bulkhead   including
                         splices.

             (i) Wing front and rear spar support bulkheads, and vertical and horizontal stabilizer front and rear spar support bulkheads including terminal fittings but excluding all system components and related installation and connecting devices, insulation, lining, decorative panels and related installation and connecting devices.

             (j) Support structure in the body for the stabilizer pivot and stabilizer screw.

3.           Vertical Stabilizer.

             (a)         External skins between front and rear spars.

             (b)         Front,  rear  and  auxiliary  spar  chords,   webs  and
                         stiffeners and attachment fittings.

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K/WPA                                C-A-2

Attachment A to
Part C



             (c)         Inspar ribs.

             (d)         Rudder hinges and supporting ribs, excluding bearings.

             (e) Support structure in the vertical stabilizer for rudder hinges, reaction links and actuators.

             (f) Rudder internal, fixed attachment and actuator support structure.

4.           Horizontal Stabilizer.

             (a)         External skins between front and rear spars.

             (b)         Front and rear spar chords, webs and stiffeners.

             (c)         Inspar ribs.

             (d) Stabilizer center section including hinge and screw support structure.

             (e) Support structure in the horizontal stabilizer for the elevator hinges, reaction links and actuators.

             (f)         Elevator   internal,   fixed  attachment  and  actuator
                         support structure.

5.           Engine Strut.

             (a)         Strut   external   surface   skin  and   doublers   and
                         stiffeners.

             (b)         Internal strut chords, frames and bulkheads.

             (c)         Strut to wing fittings and diagonal brace.

             (d)         Engine  mount  support  fittings  attached  directly to
                         strut   structure  and  including  the   engine-mounted
                         support fittings.


P.A. No. 1947                          B
K/WPA                                C-A-3

Attachment A to
Part C


6.           Main Landing Gear.

             (a)         Outer cylinder.

             (b)         Inner cylinder, including axles.

             (c)         Upper  and  lower  side  struts,   including  spindles,
                         universals and reaction links.

             (d)         Drag strut.

             (e)         Bell crank.

             (f)         Orifice support tube.

             (g)         Trunnion link.

             (h)         Downlock links including spindles and universals.

             (i)         Torsion links.

             (j)         Actuator beam, support link and beam arm.

7.           Nose Landing Gear.

             (a)         Outer cylinder.

             (b)         Inner cylinder, including axles.

             (c)         Orifice support tube.

             (d)         Upper and lower drag strut, including lock links.

             (e)         Steering plates and steering collars.

             (f)         Torsion links.


NOTE:        The  Service  Life  Policy  does not  cover  any  bearings,  bolts,
             bushings,  clamps,  brackets,   actuating  mechanisms  or  latching
             mechanisms used in or on the Covered Components.


P.A. No. 1947                          B
K/WPA                                C-A-4

                                     PART D

                  BOEING INDEMNITY AGAINST PATENT INFRINGEMENT


1.           Indemnity.

             Subject to the provisions of this Part D, Boeing will indemnify and hold harmless Buyer from and against all claims, suits, actions, liabilities, damages and costs arising out of actual or alleged infringement, by any Aircraft or any system, accessory, equipment or part (item) installed thereon at the time of Aircraft delivery, of any patent issued under the laws of any country in which Buyer lawfully operates the Aircraft (Country).

2.           Exceptions.

             2.1 This indemnity will not apply unless, from the time of design of the allegedly infringing Aircraft or item until the resolution of the infringement claim, the Country and flag country of the Aircraft: (i) are fully bound by the Chicago Convention on International Civil Aviation of December 7, 1944, and are fully entitled to all benefits of Article 27 thereof, or (ii) have been parties to the International Convention for the Protection of Industrial Property (Paris Convention).

             2.2 This indemnity will not apply to Buyer Furnished Equipment, Engines, any system, accessory, equipment or part that was not manufactured to Boeing's detailed design, or to any system, accessory, equipment or part manufactured to Boeing's detailed design without Boeing's authorization.

3.           Conditions and Limitations.

             Buyer's remedy and Boeing's obligations hereunder are subject to the following:

             3.1 Buyer must give Boeing written notice within 10 days after Buyer receives notice of a suit or action against Buyer alleging infringement or within 20 days after Buyer receives a written claim of infringement.


P.A. No. 1947                         B
K/WPA                                D-1


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             3.2   Following   receipt  of  such   notice   Boeing  may  conduct
negotiations with any party claiming infringement and may intervene in any suit or action. Whether or not Boeing intervenes, Boeing will be entitled at any stage of the proceedings to assume or control the defense.

             3.3 Buyer will (i) promptly furnish to Boeing all data, records and assistance within Buyer's control which are material to any such claim, suit or action and (ii) (except as to amounts mandated by a judgment) obtain Boeing's prior approval to pay or assume any liabilities, damages, royalties or costs.

             3.4  Boeing's  obligations  and  Buyer's  remedies  herein  exclude
Buyer's incidental or consequential damages and liabilities, costs, loss of revenue or loss of profit resulting from loss of use, but include, at Boeing's option, replacing the infringing item or otherwise curing any infringement on account of which use of the Aircraft by Buyer is prevented.

             3.5 Boeing's obligations and Buyer's remedies herein are exclusive and in substitution for, and Buyer hereby waives, releases and renounces, all other indemnities, obligations and liabilities of Boeing and any assignee of Boeing, and all other rights, remedies and claims, including claims for damages, direct, incidental or consequential, of Buyer against Boeing or any assignee of Boeing, express or implied, arising by law or otherwise, with respect to any actual or alleged patent infringement or the like by any Aircraft or any item installed therein.


P.A. No. 1947                          B
K/WPA                                 D-2

                                    PART D-1

                 BOEING INDEMNITY AGAINST COPYRIGHT INFRINGEMENT


1.           Indemnity.

             Subject to the following, Boeing will indemnify Buyer with respect to claims, suits, damages and costs arising out of copyright infringement by any computer software included with the Aircraft when the Aircraft is first delivered by Boeing (Aircraft Software).

2.           Exceptions, Limitations and Conditions.

             2.1 Boeing will have no obligation to indemnify Buyer relative to Buyer Furnished Equipment, engines, software not manufactured to Boeing's detailed design, or software manufactured to Boeing's detailed design without Boeing's written authorization.

             2.2 Boeing's obligation to indemnify Buyer is limited to infringements (a) in countries where Buyer lawfully operates the Aircraft (Countries) and (b) where, from the time of creation of the allegedly infringing software until the resolution of the infringement claim, the Countries and flag country of the Aircraft are members of The Berne Union and recognize computer software as a "work" under The Berne Convention.

             2.3 Boeing will have no obligation or liability for loss of use, revenue or profit, or for any other incidental or consequential damages.

             2.4 Boeing may, at its option, replace any infringing or allegedly infringing Aircraft Software (or item containing Aircraft Software) with a noninfringing equivalent.

             2.5 Buyer must inform Boeing in writing (a) within 10 days after Buyer receives notice of a suit or other formal action against Buyer alleging copyright infringement involving Aircraft Software and (b) within 30 days after Buyer receives any allegation or claim in the nature of copyright infringement involving Aircraft Software.

             2.6 Boeing may negotiate with any party claiming infringement and may intervene or assume control of the defense at any stage in any infringement suit or action.

P.A. No. 1947                          B
K/WPA                                D-1-1

             2.7 Buyer will promptly furnish to Boeing all data, records and assistance within Buyer's possession or control which may be material to any copyright infringement claim, suit or action relating to Aircraft Software.

             2.8 Other than as required by a final judgment entered by a court of competent jurisdiction, Buyer will not make any payment or commitment to pay, assume any obligation, or make any material concession relative to any copyright infringement for which Boeing may otherwise be obligated.

             2.9 The obligations of Boeing and remedies of Buyer set forth in this Part are exclusive and in substitution for, and Buyer hereby waives, releases and renounces, all other indemnities, obligations, and liabilities of Boeing and all other rights, claims and remedies of Buyer against Boeing, express or implied, arising by law or otherwise, with respect to any actual or alleged copyright infringement or the like by any Aircraft or any item included in any Aircraft.



P.A. No. 1947                          B
K/WPA                                D-1-2



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                                     PART E

                   SUPPLIER WARRANTIES AND PATENT INDEMNITIES


1.           Supplier Warranties and Supplier Patent Indemnities.

             Boeing will use diligent efforts to obtain adequate warranties and indemnities against patent infringement enforceable by Buyer from manufacturers (Suppliers) of systems, accessories, equipment or parts installed on the Aircraft at the time of delivery that were selected and purchased by Boeing, but not manufactured to Boeing's detailed design. Boeing will furnish copies of such warranties and patent indemnities to Buyer prior to delivery of the first Aircraft.

2.           Boeing Assistance in Administration of Supplier Warranties.

             Buyer will be responsible for submitting warranty claims directly to Suppliers; however, if Buyer experiences problems enforcing any Supplier warranty obtained by Boeing for Buyer, Boeing will conduct an investigation of such problems and assist Buyer in the resolution of such claims.

3.           Boeing Support in Event of Supplier Default.

             3.1 If any Supplier defaults in the performance of a material obligation under a design, material or workmanship warranty obtained by Boeing for Buyer, and Buyer provides evidence to Boeing that such default has occurred, then the equivalent warranty and related provisions set forth in this Product Assurance Document will apply to the claimed defect.

             3.2 At Boeing's request, Buyer will assign to Boeing, and Boeing will be subrogated to, Buyer's rights against the manufacturer providing such Supplier warranty.


P.A. No. 1947                          B
K/WPA                                 E-1

                                     PART F

                         ENGINE MANUFACTURER'S WARRANTY
                            AND PRODUCT SUPPORT PLAN


Boeing has obtained from CFM International, Inc. (CFM) the right to extend to Buyer the provisions of CFM's New Engine Warranty set forth in CFM's "CFM56 Product Support Plan"; subject, however, to Buyer's acceptance of the conditions set forth herein and in such product support plan. Accordingly, Boeing hereby extends to Buyer, and Buyer hereby accepts, the provisions of such CFM warranty and such provisions shall apply to CFM56 turbo-fan engines installed in the Aircraft at the time of delivery to Buyer except that, if Buyer and CFM have executed a General Terms Agreement, then the terms of that Agreement shall be substituted for and supersede the below-stated provisions and such provisions shall be of no force or effect and neither Boeing nor CFM shall have any obligation arising therefrom. In consideration for such extension, Buyer hereby releases and discharges Boeing from any and all claims, obligations and liabilities whatsoever arising out of the purchase or use of said installed CFM56 engines and releases and discharges CFM from any and all claims, obligations and liabilities whatsoever arising out of the purchase or use of said installed CFM56 engines except as expressly assumed by CFM in such Product Support Plan or in such General Terms Agreement between Buyer and CFM.

P.A. No. 1947                          B
K/WPA                                 F-1

                        CFM INTERNATIONAL, INC. WARRANTY

1.           Title.

             CFM International (CFM) warrants that at the date of delivery, CFM has legal title to and good and lawful right to sell its CFM56 turbo-fan engines (Engines, including all Modules and Parts thereof) and related engine products, and furthermore warrants that such title is free and clear of all claims, liens and encumbrances of any nature whatsoever.

2.           Patents.

             A. CFM shall handle all claims and defend any suit or proceeding brought against Buyer insofar as based on a claim that any product or part furnished under this Agreement constitutes an infringement of any patent of the United States, and shall pay all damages and costs awarded therein against Buyer. This paragraph shall not apply to any product or any part manufactured to Buyer's design or to the aircraft manufacturer's design. As to such product or part, CFM assumes no liability for patent infringement.

             B. CFM's liability hereunder is conditioned upon Buyer promptly notifying CFM in writing and giving CFM authority, information and assistance (at CFM's expense) for the defense of any suit. In case said equipment or part is held in such suit to constitute infringement and the use of said equipment or part is enjoined, CFM shall expeditiously, at its own expense and at its option, either (1) procure for Buyer the rights to continue using said product or part;
(2) replace the same with satisfactory and noninfringing product or part; (3) modify the same so it becomes satisfactory and noninfringing. CFM shall not be responsible to Buyer for consequential damages including costs, expenses, liabilities, and/or loss resulting from loss of use of an allegedly infringing product or part hereunder. The foregoing shall constitute the sole remedy of Buyer and the sole liability of CFM for patent infringement.

             C. The above provisions also apply to products which are the same as those covered by this Agreement and are delivered to Buyer as part of the installed equipment on CFM56 powered Aircraft.


P.A. No. 1947                          B
K/WPA                                 F-2

3.           Initial Warranty.

             CFM warrants that CFM56 turbo-fan engines and related engine products will conform to CFM's applicable specifications and will be free from defects in material and workmanship prior to Buyer's initial use of such products. The provisions of CFM's "CFM56 Product Support Plan" will apply.

4.           Product Support Plan.

             CFM has agreed to offer to Buyer, for application to each CFM56-3 engine delivered on an Aircraft, the CFM "CFM56 Product Support Plan" which is in effect on the date of delivery of such engine to Buyer.

5.           LIMITATIONS.

             THE PROVISIONS SET FORTH HEREIN ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER WRITTEN, ORAL OR IMPLIED. THERE ARE NO IMPLIED WARRANTIES OF FITNESS OR MERCHANTABILITY. SAID PROVISIONS SET FORTH THE MAXIMUM LIABILITY OF CFM WITH RESPECT TO CLAIMS OF ANY KIND, INCLUDING NEGLIGENCE, ARISING OUT OF MANUFACTURE, SALE, POSSESSION, USE OR HANDLING OF THE PRODUCTS OR PARTS THEREOF OR THEREFOR, AND IN NO EVENT SHALL CFM'S LIABILITY TO BUYER EXCEED THE PURCHASE PRICE OF THE PRODUCT GIVING RISE TO BUYER'S CLAIM OR INCLUDE INCIDENTAL OR CONSEQUENTIAL DAMAGES. AS USED HEREIN, THE TERM "CFM" SHALL INCLUDE CFM INTERNATIONAL, INC. AND CFM INTERNATIONAL, S.A. THE LIMITS OF LIABILITY SET FORTH ABOVE SHALL APPLY TO ANY AND ALL CLAIMS, AS ABOVE DEFINED, AGAINST CFM INTERNATIONAL, INC., CFM INTERNATIONAL, S.A., GENERAL ELECTRIC COMPANY (GE), AND SOCIETE NATIONALE D'ETUDE ET DE CONSTRUCTION DE MOTEURS D'AVIATION (SNECMA) AND IN NO EVENT SHALL SUCH CLAIMS EXCEED IN THE AGGREGATE THE PRICE OF THE PRODUCT GIVING RISE TO THE CLAIM.


P.A. No. 1947                          B
K/WPA                                 F-3

                                     PART G

                           BOEING INTERFACE COMMITMENT


1.           Interface Problems.

             If Buyer experiences technical problems in the operation of an Aircraft or its systems, the cause of which is not readily identifiable by Buyer but which Buyer believes to be attributable to the design characteristics of the Aircraft or its systems (Interface Problem), Boeing will, without additional charge to Buyer, promptly conduct an investigation and analysis to determine the cause or causes of the Interface Problem and to recommend such corrective action as may be feasible. Buyer will furnish to Boeing all data and information in Buyer's possession relevant to the Interface Problem, and will cooperate with Boeing in the conduct of investigations and tests. Boeing will promptly advise Buyer at the conclusion of its investigation of Boeing's opinion as to the causes of the Interface Problem and Boeing's recommendation as to corrective action.

2.           Boeing Responsibility.

             If Boeing determines that the Interface Problem is primarily attributable to the design of any item manufactured to Boeing's detailed design, Boeing will correct the design of such item to the extent of any then-existing obligations of Boeing under the provisions of the applicable Boeing Warranty or Boeing Service Life Policy.

3.           Manufacturer Responsibility.

             If Boeing determines that the Interface Problem is primarily attributable to the design of an item not manufactured to Boeing's detailed design, Boeing will assist Buyer in processing a warranty claim against the manufacturer of such item.

4.           Joint Responsibility.

             If Boeing determines that the Interface Problem is partially attributable to the design of an item manufactured to Boeing's detailed design and partially to the design of an item not manufactured to Boeing's detailed design, Boeing will seek a solution to the Interface Problem through the

P.A. No. 1947                          B
K/WPA                                 G-1
cooperative efforts of Boeing and the manufacturer of the other item and will promptly advise Buyer of resulting corrective actions and recommendations.

5.           General.

             Buyer will, if requested by Boeing, assign to Boeing any of Buyer's rights against any manufacturer as Boeing may require to fulfill its obligations hereunder.

6.           Disclaimer and Release; Exclusion of Liabilities.

             This Part G and the rights and remedies of Buyer and the obligations of Boeing herein are subject to the Disclaimer And Release and Exclusion of Consequential and Other Damages provisions of Article 12 of this Agreement.


P.A. No. 1947                          B
K/WPA                                 G-2

                                     PART H

                                     GENERAL


1.           Duplicate Product Assurance Remedies.

             Boeing will not provide or be requested to provide multiple remedies for any claim made pursuant to the provisions of this Product Assurance Document.

2.           Notices.

             References to "Boeing" in connection with notices or communications throughout this Product Assurance Document mean Boeing's Product Assurance Regional Manager at Renton,
Washington.

P.A. No. 1947                          B
K/WPA                                 J-1



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